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                                                           EXHIBIT 10.1


                                                           EXECUTION VERSION



                                 AMENDED AND RESTATED

                                  EXCHANGE AGREEMENT


                                    By and Between



                            APPLIED MAGNETICS CORPORATION


                                         and


                             KENNILWORTH PARTNERS II  LP





                              Dated as of June 29, 1999



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                       AMENDED AND RESTATED EXCHANGE AGREEMENT

          This Amended and Restated Exchange Agreement (the "Agreement") is made as of June 29, 1999, by Kennilworth Partners II LP, a Delaware limited partnership ("Kennilworth"), and Applied Magnetics Corporation, a Delaware corporation (the "Company").

          WHEREAS, Kennilworth and the Company have previously entered into an Exchange Agreement, dated as of May 10, 1999 (the "Prior Agreement");

          WHEREAS, Kennilworth and the Company now desire to amend the terms of the Prior Agreement to reflect certain changes to the agreements previously reached between the two parties;

          WHEREAS, at this time and in lieu of the transactions contemplated by the Prior Agreement and all agreements ancillary thereto, Kennilworth desires to purchase, and the Company desires to sell to Kennilworth, and Kennilworth desires to purchase from the Company six million (6,000,000) shares of the common stock, $.10 par value, of the Company (the "Common Shares") for a total purchase price of twenty-four million dollars ($24,000,000) (the "Stock Purchase");

          WHEREAS, the Company desires to sell to Kennilworth and Kennilworth desires to purchase from the Company for the sum of twenty-five million dollars ($25,000,000) (the "Note Purchase Price") a Senior Subordinated Convertible Note (the "Note") in the aggregate principal amount of thirty-seven million seven hundred seventy-six thousand seven hundred sixteen dollars ($37,776,716) reflecting interest accruing on the Note on a zero-coupon basis for the first three years after the issuance thereof (the "Note Purchase");

          WHEREAS, in connection with the Stock Purchase and the Note Purchase, the Company desires to purchase from Kennilworth, and Kennilworth desires to sell to the Company (the "Debenture Purchase") certain 7% Convertible Subordinated Debentures of the Company in the aggregate principal amount of twenty-four million dollars ($24,000,000) (the "Debentures");

          NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties agree as follows:

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1.   STOCK PURCHASE; BOND PURCHASE.

     1.1 STOCK PURCHASE. Subject to the terms and conditions of this Agreement,

               (a) On the initial closing date (the "Initial Closing Date"), which shall be as promptly as practicable following the fulfillment or waiver of all conditions to the Initial Closing, the Company will issue and sell three million (3,000,000) Common Shares to Kennilworth (the "Tranche One Shares"), and Kennilworth will purchase the Tranche One Shares from the Company;

               (b) On that day which is forty-five (45) days after the Initial Closing Date (the "Second Closing Date"), the Company will issue and sell one million five hundred thousand (1,500,000) Common Shares to Kennilworth (the "Tranche Two Shares"), and Kennilworth will purchase the Tranche Two Shares from the Company; and

               (c) On that day which is ninety (90) days after the Initial Closing Date (the "Third Closing Date" and, together with the First Closing Date and the Second Closing Date, the "Closing Dates") the Company will issue and sell one million five hundred thousand (1,500,000) Common Shares to Kennilworth (the "Tranche Three Shares"), and Kennilworth will purchase the Tranche Three Shares from the Company.

     1.2 PURCHASE PRICE FOR COMMON SHARES. The purchase price (the "Share Purchase Price") for (a) the Tranche One Shares will be twelve million dollars ($12,000,000) (the "Tranche One Purchase Price"); (b) the Tranche Two Shares will be six million dollars ($6,000,000) (the "Tranche Two Purchase Price); and (c) the Tranche Three Shares will be six million dollars ($6,000,000) (the "Tranche Three Purchase Price"). The respective Share Purchase Prices shall be paid to the Company on each of the three respective Closing Dates in U.S. dollars by wire transfer of immediately available funds to an account designated in writing by the Company.

     1.3 NOTE AND NOTE ISSUANCE. On the Initial Closing Date, the Company shall execute and deliver to Kennilworth the Note, which shall be substantially in the form of that certain Senior Subordinated Convertible Note attached hereto as Exhibit B. The aggregate principal amount of the Note Purchase Price shall be paid to the Company on the Initial Closing Date in U.S. dollars by wire transfer of immediately available funds to an account designated in writing by the Company.

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     1.4   DEBENTURE PURCHASE.

               (a) On the Initial Closing Date, the Company shall tender payment in the amount of twelve million dollars ($12,000,000) (the "Tranche One Debenture Payment") and purchase from Kennilworth Debentures in the aggregate principal amount of twelve million dollars ($12,000,000) (the "Tranche One Debentures") and any and all interest due on such Tranche One Debentures through the Initial Closing Date;

               (b) On the Second Closing Date, the Company shall tender payment in the amount of six million dollars ($6,000,000) (the "Tranche Two Debenture Payment) and purchase from Kennilworth Debentures in the aggregate principal amount of six million dollars ($6,000,000) (the "Tranche Two Debentures") and any and all interest due on such Tranche Two Debentures through the Second Closing Date; and

               (c) On the Third Closing Date, the Company shall tender payment in the amount of six million dollars ($6,000,000) (the "Tranche Three Debenture Payment") and purchase from Kennilworth Debentures in the aggregate principal amount of six million dollars ($6,000,000) (the "Tranche Three Debentures") and any and all interest due on such Tranche Three Debentures through the Third Closing Date.

               (d) The Tranche One Debenture Payment, Tranche Two Debenture Payment and Tranche Three Debenture Payment shall be paid to Kennilworth on each of the three respective Closing Dates in U.S. dollars by wire transfer of immediately available funds to an account designated in writing by Kennilworth.

     1.5   INITIAL CLOSING DATE OBLIGATIONS.  On the Initial Closing Date:

               (a)  The Company will deliver to Kennilworth:

                            (i)    a certificate representing the Tranche One
                                   Shares;

                            (ii)   the Note, duly executed by the Company;

                            (iii) the Tranche One Debenture Payment and any and all interest due on such Tranche One Debentures through the Initial Closing Date;

                            (iv) an Amended and Restated Registration Rights Agreement substantially in the form of Exhibit C hereto, executed by the Company (the "Registration Rights Agreement");

                            (v)    a certificate executed by the Company
                                   representing and warranting to Kennilworth that each of the Company's representations and warranties in this Agreement is accurate in all material respects as of the Initial Closing Date; and

                            (vi) such other agreements, certificates or documents as may be reasonably requested by Kennilworth.

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               (b)  Kennilworth will deliver to the Company:

                            (i)    the Tranche One Purchase Price;

                            (ii)   the Note Purchase Price;

                            (iii) the Tranche One Debentures, duly endorsed for delivery;

                            (iv) the Registration Rights Agreement, executed by Kennilworth;

                            (v)    a certificate executed by Kennilworth
                                   representing and warranting to the Company that each of Kennilworth's representations and warranties in this Agreement is accurate in all material respects as of the Initial Closing Date; and

                            (vi) such other agreements, certificates or documents as may be reasonably requested by the Company.

     1.6   SECOND CLOSING DATE OBLIGATIONS.  On the Second Closing Date:

               (a)  The Company will deliver to Kennilworth:

                            (i)    a certificate representing the Tranche Two
                                   Shares;

                            (ii) the Tranche Two Debenture Payment and any and all interest due on such Tranche Two Debentures through the Second Closing Date;

                            (iii)  a certificate executed by the Company
                                   representing and warranting to Kennilworth that each of the Company's representations and warranties in this Agreement is accurate in all material respects as of the Second Closing Date; and

                            (iv) such other agreements, certificates or documents as may be reasonably requested by Kennilworth.

               (b)  Kennilworth will deliver to the Company;

                            (i)    the Tranche Two Purchase Price;

                            (ii) the Tranche Two Debentures, duly endorsed for delivery;

                            (iii)  a certificate executed by Kennilworth
                                   representing and warranting to the Company that each of Kennilworth's representations and warranties in this Agreement is accurate in all material respects as of the Second Closing Date; and

                            (iv) such other agreements, certificates or documents as may be reasonably requested by the Company.

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     1.7   THIRD CLOSING DATE OBLIGATIONS.  On the Third Closing Date:

               (a)  The Company will deliver to Kennilworth:

                            (i) a certificate representing the Tranche Three Shares;

                            (ii) the Tranche Three Debenture Payment and any and all interest due on the Tranche Three Debentures through the Third Closing Date;

                            (iii)  a certificate executed by the Company
                                   representing and warranting to Kennilworth that each of the Company's representations and warranties in this Agreement is accurate in all material respects as of the Third Closing Date; and

                            (iv) such other agreements, certificates or documents as may be reasonably requested by the Company.

               (b)  Kennilworth will deliver to the Company;

                            (i)    the Tranche Three Purchase Price;

                            (ii)   the Tranche Three Debentures, duly
                                   endorsed for delivery;

                            (iii)  a certificate executed by Kennilworth
                                   representing and warranting to the Company that each of Kennilworth's representations and warranties in this Agreement is accurate in all material respects as of the Third Closing Date; and

                            (iv) such other agreements, certificates or documents as may be reasonably requested by the Company.

      1.8 CLOSING DELIVERIES. All deliveries made at each of the Initial, Second and Third Closings shall be deemed simultaneous deliveries on such date and at such Closing. To the extent that delivery of any one item is not made on any Closing Date, no deliveries shall be deemed to have been made on such Closing Date.

2.   RESTRICTIONS ON TRANSFER OF SECURITIES.

     2.1  SECURITIES LEGEND.  All certificates evidencing (i) the Note,
          (ii) subject to the terms of the Registration Rights Agreement, the Common Shares, and (iii) subject to the terms of the Registration Rights Agreement, the Common Stock issued upon conversion of the Note (collectively with the Common Stock, if any, issued as dividends, the "Securities") shall be endorsed with the following, or a substantially similar, legend (the "Securities Legend") and, to the extent necessary, with any other legends required pursuant to applicable state securities laws:

          THE SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). NO SALE OR OTHER DISPOSITION OF THE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

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     2.2   REMOVAL OF LEGENDS.

               (a) The Securities Legend endorsed on the certificates evidencing the Securities shall be removed, and the Company shall issue certificates without such legends to the holder of such shares, if, and to the extent that, the Securities are registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under applicable state securities laws or if such holder provides to the Company an opinion of counsel for such holder, in form and substance reasonably satisfactory to the Company's counsel, to the effect that a sale, transfer or assignment of such Securities may be made without registration under the Securities Act, or qualification under applicable state securities laws.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Kennilworth as follows:

     3.1 ORGANIZATION AND GOOD STANDING. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Company. The Company has delivered to Kennilworth true and complete copies of its Certificate of Incorporation and Bylaws, each as amended through and in effect as of the date hereof.

     3.2  CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of preferred stock, par value $.10 per share ("Preferred Stock"), of which 200,000 shares are designated as Series A Participating Preferred Stock [and, as of the Initial Closing Date, 100 shall be designated as Series B Convertible Preferred Stock]. As of the date hereof, (i) 41,867,293 shares of Common Stock are issued and outstanding and 7,010,645 shares of Common Stock are reserved for issuance upon the exercise of outstanding options and warrants, and (ii) no shares of Preferred Stock are issued and outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have

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                    not been issued in violation of any federal or state
                    securities laws. Except as set forth on SCHEDULE 3.2 and this Agreement, and the Note and Common Shares to be issued hereunder, there are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company which have the right to vote (or which are convertible into other securities which have the right to vote) on any matters on which the Company's stockholders have the right to vote ("Voting Debt"). Except as set forth on SCHEDULE 3.2, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which the Company is a party or is bound which, directly or indirectly, obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold any shares of Common Stock or Preferred Stock or any other capital stock, equity interest or Voting Debt of the Company or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such shares, interests or Voting Debt or obligating the Company to grant, extend or enter into any such subscription, option, warrant, call or right.

               (b) The Securities, upon issuance and delivery in accordance with the terms and provisions of this Agreement and the Note, will be duly authorized, fully paid and non-assessable, will be free of any liens, claims, charges, security interests, pledges, voting or shareholder agreements encumbrances or equities of any kind whatsoever and will not be issued in violation of any preemptive rights.

     3.3   AUTHORITY; NO CONFLICT.

               (a) The Company has all requisite right, power and authority to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, this Agreement and the other agreements and instruments contemplated hereby. All proceedings have been taken and all authorizations have been secured by the Company which are necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other agreements and instruments contemplated hereby.

               (b) This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company; and each of this Agreement, the Registration Rights Agreement, the Note and each other document executed and delivered by the Company hereunder (collectively, the "Company's Closing Documents") constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

               (c) Neither the execution and delivery of the Company's Closing Documents by the Company nor the consummation or performance of any of the transactions contemplated by the Company's Closing
                    Documents will, directly or indirectly (with or without notice or lapse of time), result in a violation or breach of (A) any provision of the organizational documents of the Company or (B) any resolution adopted by the board of directors or the stockholders of the Company.

     3.4 APPROVALS OR NOTICES. Except as set forth in SCHEDULE 3.4, no authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any domestic or foreign governmental authority (including, without limitation, any filing or registration pursuant to the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") or the securities or blue sky laws of the United States of America or any state or territory thereof) by the Company is required in connection with the execution and delivery of the Company's Closing Documents, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby. Except as set forth in SCHEDULE 3.4, the Company is not and will not be required to give any notice to or obtain any consent or approval from any individual, corporation, partnership, limited liability company, association or other entity (each, a "Person") in connection with the execution and delivery of the Company's Closing Documents or the consummation or performance of any of the transactions contemplated by the Company's Closing Documents.

     3.5 COMPLIANCE WITH THE LAW AND OTHER INSTRUMENTS. The Company is in material compliance with, and is conducting its businesses in all material respects so as to comply with, all applicable laws, ordinances, rules and regulations of all authorities (including, without limitation, any federal, state or local laws, rules, or regulations regulating the safety of the workplace and/or the discharge of materials into the environment or otherwise relating to the protection of the environment). The Company maintains in full force and effect all licenses, approvals, permits and consents for the lawful conduct of its business. To its knowledge, the Company is not in default under or with respect to, nor has it been charged with or threatened with a charge of any violation or received any notice of any violation of, and is not under investigation with respect to a possible violation of, any provision of any federal, state or local law, ruling or regulation, or any judgment, order or decree of any court, arbitrator or arbitration tribunal or any governmental authority, agency or other instrumentality, domestic or foreign, against, relating to or otherwise affecting the Company or any of its assets. The Company is not in violation of, or in default under, any term or provision of its Certificate of Incorporation or Bylaws (as amended or revised) or of any material lien, indenture, mortgage, lease, agreement, instrument, contract, commitment or other arrangement, or subject to any material restriction of any kind or character, which could have a material adverse effect on the Company as a whole. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not (a) result in the violation or breach of any material term or provision of, or constitute a default under any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body applicable to the Company or by which any of its assets or properties are bound or affected; or (b) result in the breach of, constitute a default under, or result in the acceleration of any obligation under, any provision of any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which the Company is a party or by which it is bound, unless such breach will not have a material adverse effect on the business or operations of the Company, which default, breach or acceleration has not been waived; (c) result in the creation of any lien, claim or charge on or against any of the assets or properties of the Company; or (d) result in the termination of any license, franchise, lease or permit to which the Company is a party or by which it is bound.

     3.6 SECURITIES ACT REPORTS. The Company has heretofore made available to Kennilworth true and complete copies of the Company's Proxy Statement for the meeting of stockholders held on February 26, 1999, the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999, the Company's Quarterly Report on Form 10-Q for the quarter ended January 2, 1999, the Company's Annual Report on Form 10-K for the fiscal year ended October 3, 1998, the Company's Current Report on Form 8-K dated May 10, 1999, the Company's Current Report on Form 8-K dated February 12, 1999, as amended March 5, 1999, the Company's Current Report on Form 8-K dated November 24, 1998, the Company's Current Report on Form 8-K dated October 28, 1998, and the Company's Registration Statement on Form S-3, as filed on March 8, 1999, filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act (collectively, the "Commission Filings"). The Commission Filings constitute all of the documents required to be filed by the Company with the SEC since October 1, 1998. As of their respective dates, each of the Commission Filings complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder, and none of the Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. When filed with the SEC, the financial statements included in the Commission Filings complied as to form in all material respects with the applicable rules and regulations of the SEC and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of the Company as at the dates thereof and the consolidated results of operations and consolidated cash flows of the Company for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments.

     3.7 BROKERS OR FINDERS. Except as set forth on SCHEDULE 3.7, the Company and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     3.8 ABSENCE OF MATERIAL CHANGES. Since April 3, 1999, except as set forth in SCHEDULE 3.8, (a) the Company has not incurred any liability or obligation of any kind which, individually or in the aggregate, is material to the business, assets, results of operations, financial condition or prospects of the Company; and (b) there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions, has had a material adverse effect on, the business, assets, results of operations, financial condition or prospects of the Company.

     3.9 CERTAIN PROCEEDINGS. Except as set forth on SCHEDULE 3.9, there is no action, claim, arbitration, hearing, investigation, litigation or suit (each, a "Proceeding") pending or, to the Company's knowledge, threatened, against, involving or affecting the Company or the Company's assets, properties or business, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company which does or might (i) result in the modification, termination, suspension, impairment or reformation of any material contract to which the Company is a party; (ii) materially adversely affect the manner in which the Company conducts its business; (iii) have a materially adverse effect on the business, assets, results of operations or financial condition of the Company;
          (iv) restrain, prohibit, invalidate or put aside, in whole or in part, the transactions contemplated hereby; (v) question the validity of this Agreement or the Registration Rights Agreement or of any action taken or to be taken by the Company pursuant to or in connection with the provisions of this Agreement and the transactions contemplated hereby; or (vi) otherwise prevent or hinder the consummation of this Agreement or the Registration Rights Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF KENNILWORTH.

          Kennilworth represents and warrants to the Company as follows:

     4.1 ORGANIZATION AND GOOD STANDING. Kennilworth (i) is a partnership duly organized, validly existing and in good standing under the laws of the state of

          Delaware,(ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of Kennilworth.

     4.2  AUTHORITY; NO CONFLICT.

               (a) Kennilworth has all requisite right, power and authority to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, this Agreement and the other agreements and instruments contemplated hereby. All proceedings have been taken and all authorizations have been secured by Kennilworth which are necessary to authorize the execution, delivery and performance by Kennilworth of this Agreement and the other agreements and instruments contemplated hereby.

               (b) This Agreement, the Registration Rights Agreement, the Note and each other document executed and delivered by the Company hereunder (collectively, "Kennilworth's Closing Documents") have been duly executed and delivered by Kennilworth and each of Kennilworth's Closing Documents constitutes the valid and binding obligation of Kennilworth, enforceable against Kennilworth in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

               (c) Neither the execution and delivery of Kennilworth's Closing Documents by Kennilworth nor the consummation or performance of any of the transactions contemplated by Kennilworth's Closing Documents by Kennilworth will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated by this Agreement or the Registration Rights Agreement pursuant to any legal requirement or order to which Kennilworth may be subject; or any contract, agreement, obligation, promise or undertaking (a "Contract") to which Kennilworth is a party or by which Kennilworth may be bound.

     4.3 APPROVALS OR NOTICES. Except as set forth in SCHEDULE 4.3, no authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any domestic or foreign governmental authority (including, without limitation, any filing or registration pursuant to the Securities Act, the

          Exchange Act or the securities or blue sky laws of the United
          States of America or any state or territory thereof) by Kennilworth is required in connection with the execution and delivery of Kennilworth's Closing Documents, the performance by Kennilworth of its obligations thereunder and the consummation of the transactions contemplated thereby. Kennilworth is not and will not be required to give any notice or obtain any consent or approval from any Person in connection with the execution and delivery of Kennilworth's Closing Documents or the consummation or performance of any of the transactions contemplated by Kennilworth's Closing Documents.

     4.4 OWNERSHIP OF DEBENTURES. Kennilworth is the sole and absolute record and beneficial owner and holder of the Debentures; has good and marketable title to, full power of disposition over and full right to sell and transfer such Debentures to the Company in accordance with the terms and conditions of this Agreement; and, upon transfer at the Closing pursuant to Section 1.1 hereof, such Debentures shall be free and clear of all liens, encumbrances, charges, assessments and claims whatsoever.

     4.5 INVESTMENT MATTERS. The Securities are being acquired for Kennilworth's own account and not on behalf of any other Person, and the Securities are being acquired by Kennilworth for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of the Securities which would be in violation of the Securities Act, the Exchange Act or the securities or blue sky laws of the United States of America or any state or territory thereof. Kennilworth has received and examined the Commission Filings. Kennilworth has had the opportunity to ask questions of and receive answers from the management of the Company concerning the Company, and has been furnished with all other information about the Company which it has requested. Kennilworth believes that it is an "accredited investor" as defined in Rule 501(a) of the Securities Act, that it has been fully apprised of all facts and circumstances necessary to permit it to make an informed decision about acquiring the Securities, that it has sufficient knowledge and experience in business and financial matters, that it is capable of evaluating the merits and risks of an investment in the Securities and that it has the capacity to protect its own interests in connection with the transactions contemplated by Kennilworth's Closing Documents. Kennilworth has been advised by the Company and understands that, except as expressly contemplated by Kennilworth's Closing Documents,
          (a) the Securities to be issued hereunder will not be registered under any securities laws, including, without limitation, the securities laws of the United States or any other jurisdiction, (b) the Securities must be held indefinitely unless and until they are registered or an exemption from registration becomes available, (c) the Securities shall bear appropriate restrictive legends and (d) the Company shall have the right to place a stop order against the Securities prohibiting transfer of the Securities except in accordance with the Securities Act.

     4.6 CERTAIN PROCEEDINGS. There is no Proceeding pending or, to Kennilworth's knowledge, threatened, against, involving or affecting Kennilworth or Kennilworth's assets, properties or business, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Kennilworth which does or might
          (i) restrain, prohibit, invalidate or put aside, in whole or in part, the transactions contemplated hereby; (ii) question the validity of this Agreement or of any action taken or to be taken by Kennilworth pursuant to or in connection with the provisions of this Agreement and the transactions contemplated hereby; or (iii) otherwise prevent or hinder the consummation of this Agreement.

     4.7 BROKERS OR FINDERS. Kennilworth has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Company harmless from any such payment alleged to be due by or through Kennilworth as a result of the action of Kennilworth or its agents.

5.   COVENANTS OF THE COMPANY.

     5.1 OTHER DEBENTURE EXCHANGES. To the extent that, after the date hereof and on or prior to that date which is 90 days after the Closing Date, the Company enters into any agreements with other holders of Company debentures to exchange such debentures with other Company securities, any securities issued by the Company with respect to such exchange shall become freely tradable, if at all, only after that date which is 90 days after the Closing Date.

     5.2 PARTICIPATION IN RIGHTS OFFERING. Subject to the requirements of applicable law, Kennilworth shall have the right, but not the obligation, to participate in the Rights Offering (as hereinafter defined) as if Kennilworth were the vested owner of the Common Shares.

6. CONDITIONS PRECEDENT TO KENNILWORTH'S OBLIGATION TO CLOSE. Kennilworth's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to each applicable Closing Date, of each of the following conditions (any of which may be waived by Kennilworth, in whole or in part):

     6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties contained in Section 3 hereof must be accurate in all material respects as of each Closing Date.

     6.2  THE COMPANY'S PERFORMANCE.

               (a) Each of the covenants and obligations that the Company is required to perform or comply with pursuant to the Company's Closing Documents at or prior to each Closing Date must have been performed or complied with in all material respects.

               (b) Each document required to be delivered to Kennilworth pursuant to Section 1.5, 1.6 or 1.7, as the case may be, must have been delivered.

               (c) On the Initial Closing Date, the Company shall make a public announcement of the transactions contemplated by this Agreement, which public announcement shall include reference to a future rights offering (the "Rights Offering").

               (d) On or prior to the Second Closing Date, the Company shall have filed a registration statement covering the Rights Offering.

               (e) On or prior to the Third Closing Date, the Company shall have effectuated the Rights Offering, with net proceeds to the Company of not less than forty million dollars ($40,000,000).

     6.3 CONSENTS . Each of the consents identified in Schedule 4.3 must have been obtained and must be in full force and effect.

     6.4 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated by Kennilworth's Closing Documents will, directly with, or result in a material violation of, or cause Kennilworth or any person affiliated with Kennilworth to suffer any material adverse consequence under, (a) any applicable legal requirement or order, or (b) any legal requirement or order that has been published, introduced, or otherwise proposed by or before any governmental body. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree enacted, promulgated, entered, issued or enforced by any governmental entity, and there shall be no action, suit or proceeding pending, which
          (i) makes the transactions contemplated by this Agreement illegal or imposes, or is reasonably likely to result in the imposition of, material damages or penalties in connection therewith or (ii) would, as of or after the Closing, impose material limitations on the ability of Kennilworth effectively to exercise full rights of ownership of the securities issued to Kennilworth hereby, other than those limitations imposed by the terms of Kennilworth's Closing Documents.

     6.5 ADDITIONAL DOCUMENTS. Such other documents as Kennilworth may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Company, (ii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iii) evidencing the satisfaction of any condition referred to in this Section 6, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement, must have been delivered to Kennilworth.

     6.6 ABSENCE OF INJUNCTIONS. No permanent or preliminary injunction or restraining order or other order by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby shall be in effect.

     6.7  EFFECTIVENESS OF REGISTRATION STATEMENT.  On or prior to the
          Initial Closing Date, the SEC shall have declared effective the Registration Statement (as such term is defined in the Registration Rights Agreement) and, at each Closing Date, the SEC shall not have issued any order preventing or suspending the use of any preliminary or final prospectus included in the Registration Statement or otherwise filed pursuant to Rule 424(b) of the Securities Act.

     6.8 NO MATERIAL ADVERSE CHANGE. (a) Since the date hereof nothing shall have occurred which, individually or in the aggregate, has had or, in the reasonable judgment of Kennilworth, is reasonably likely to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company.

          (b) The Company shall not (1) have applied for the appointment of, or the taking of possession by, a receiver, custodian, sequestrator, trustee or liquidator of itself, or of all or a substantially part of its property, (2) be generally unable to pay its debts as they become due or have ceased operations of its present businesses, (3) have made a general assignment for the benefit of its creditors, (4) commence a voluntary case under any state or federal bankruptcy laws, (5) have filed a petition seeking relief under the Bankruptcy Code or to take advantage of any other law providing for the relief of debtors, or (6) have taken any corporate action authorizing or otherwise consenting to the institution of any such proceedings, filings or have taken any action for the purpose of effecting any of the foregoing.

7.   CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE.   The Company's
     obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to each applicable Closing Date, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties contained in Section 4 hereof must be accurate in all material respects as of each Closing Date.

     7.2  KENNILWORTH'S PERFORMANCE.

               (a) Each of the covenants and obligations that Kennilworth is required to perform or to comply with pursuant to Kennilworth's Closing Documents at or prior to each Closing Date must have been performed and complied with in all material respects.

               (b) Each document required to be delivered to the Company pursuant to Section 1.5, 1.6 or 1.7, as the case may be, must have been delivered.

     7.3 CONSENTS. Each of the consents identified in Schedule 3.4 must have been obtained and must be in full force and effect.

     7.4 NO PROHIBITION. There shall not be in effect any legal requirement or any injunction or other order that (a) prohibits the transactions contemplated hereby and (b) has been adopted or issued, or otherwise become effective, since the date hereof.

     7.5 ADDITIONAL DOCUMENTS. Such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Kennilworth, (ii) evidencing the performance by Kennilworth of, or the compliance by Kennilworth with, any covenant or obligation required to be performed or complied with by Kennilworth, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement, must have been delivered to the Company.

     7.6 ABSENCE OF INJUNCTIONS. No permanent or preliminary injunction or restraining order or other order by any court of governmental entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby shall be in effect.

     7.7  EFFECTIVENESS OF REGISTRATION STATEMENT.  On or prior to the
          Initial Closing Date, the SEC shall have declared effective the Registration Statement (as such term is defined in the Registration Rights Agreement) and, at each Closing Date, the SEC shall not have issued any order preventing or suspending the use of any preliminary of final prospectus included in the Registration Statement or otherwise filed pursuant to Rule 424(b) of the Securities Act.

8.   INDEMNIFICATION; REMEDIES.

     8.1 INDEMNIFICATION AND PAYMENT OF DAMAGES BY KENNILWORTH. Kennilworth will indemnify and hold harmless the Company, and its directors, officers, employees, agents, advisors or other representatives ("Representatives"), and will pay to the Company and its Representatives the amount of any damages (including, without limitation, any and all attorneys' fees and expenses) arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Kennilworth in this Agreement or in any certificate delivered by Kennilworth pursuant to this Agreement, (b) any Breach by Kennilworth of any covenant or obligation of Kennilworth in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Kennilworth (or any person acting on its behalf) in connection with any of the transactions contemplated by this Agreement. For purposes of this Agreement, a "Breach" shall be deemed to have occurred if there is any material inaccuracy in, or material failure to perform or comply with, a representation, warranty, covenant, obligation or other provision.

     8.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE COMPANY. The Company will indemnify and hold harmless Kennilworth and its partners, officers, employees, agents, advisors or other representatives (the "Kennilworth Representatives") and will pay to Kennilworth and the Kennilworth Representatives the amount of any damages (including, without limitation, any and all attorneys' fees and expenses) arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement, (b) any Breach by the Company of any covenant or obligation of the Company in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with the Company (or any person acting on its behalf) in connection with any of the transactions contemplated by this Agreement.

     8.3  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

               (a) Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding against it, such indemnified party will give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

               (b) If any Proceeding referred to in Section 8.3(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
                    Section 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

               (d) The Company and Kennilworth each hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified person for purposes of any claim that an indemnified person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Company or Kennilworth with respect to such a claim anywhere in the world.

     8.4 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

9.   GENERAL PROVISIONS.

     9.1 TERMINATION. This Agreement may be terminated prior to each of the Closing Dates as follows:

               (a) At the election of the Company, if Kennilworth has materially breached any material representation, warranty, covenant or agreement contained herein and such breach is not cured within a reasonable period following notice thereof, such reasonable period to consist of not less than five (5) business days;

               (b) At the election of Kennilworth, if the Company has materially breached any material representation, warranty, covenant or agreement contained herein and such breach is not cured within a reasonable period following notice thereof, such reasonable period to consist of not less than five (5) business days;

               (c) At the election of the Company on the one hand, or Kennilworth, on the other hand, if any action shall have been instituted and be continuing by any governmental authority with proper authority to restrain, modify or prohibit the carrying out of the transactions contemplated hereby; and

               (d) At any time prior to each of the Closing Dates by mutual written agreement of the Company and Kennilworth.

          If the Company or Kennilworth, as the case may be, elects to terminate this Agreement pursuant to Sections 9.1(a), (b) or (c) hereof, the terminating party shall deliver a notice to the other party hereto declaring its election to so terminate this

Agreement in accordance with the provisions of such Section, and setting forth therein the basis for such termination. If this Agreement so terminates, (a) neither the Company nor Kennilworth shall have any obligation to consummate any transactions scheduled for subsequent Closing Dates, (b) any previously consummated transactions between the parties pursuant to this Agreement shall remain in full force and effect and (c) this Agreement shall become null and void and have no further force or effect (except as provided in Section 9.7 below) as to the subsequent Closing Dates, if any, but shall remain in full force and effect as to any consummated Closings; provided, that nothing contained in this Section shall relieve any party hereto from liability for any breach of such party's representations, warranties, covenants or agreements contained herein.

     9.2 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     9.3 PUBLIC ANNOUNCEMENTS. Announcements concerning the transactions provided for in this Agreement by the Company or Kennilworth shall be subject to the reasonable prior approval of the other party in all essential respects, except that (a) the approval of Kennilworth shall not be required as to any statements and other information which the Company may be required to make pursuant to any rule or regulation of the SEC, or as otherwise required by law, and (b) the approval of the Company shall not be required as to any statements and other information which Kennilworth may be required to make pursuant to any rule or regulation of the SEC or the New York Stock Exchange, or as otherwise required by law. The provisions of this Section 9.3 shall not be interpreted to limit Kennilworth's ability to discuss information relating to the transactions contemplated by this Agreement in accordance with Section 9.4 below.

     9.4 CONFIDENTIALITY. Kennilworth and the Company will maintain in confidence any confidential information obtained in the course of the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by legal proceedings. If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     9.5 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
          (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Kennilworth:

     Kennilworth Partners II LP
     40 Cuttermill Road, Suite 308
     Great Neck, New York 11021
     Attn:  Mr. Jeffrey Parket
     Telephone: (516) 824-2499
     Fax: (516) 829-4106

With a copy to:

     Rosenman & Colin LLP
     575 Madison Avenue
     New York, New York 10022
     Attention:  Jayshree Parthasarathy, Esq.
     Telephone: (212) 940-8800
     Fax: (212) 940-8776

If to the Company:

     Applied Magnetics Corporation
     75 Robin Hill Road
     Goleta, California  93117
     Attn: Mr. Craig D. Crisman
     Telephone:  (805) 683-5353
     Fax:  (805) 967-2677

With a copy to:

     Sheppard, Mullin, Richter & Hampton LLP
     333 South Hope Street, 48th Floor
     Los Angeles, California  90071
     Attn:  James J. Slaby, Esq.
     Phone:  (213) 617-5411
     Fax:   (213) 620-1398

     9.6 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, State of New York,
          New York County or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California or the United States District Court for the Southern District of
          New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     9.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise expressly provided herein, all covenants and agreements of the parties hereto shall survive each Closing Date until performed, and all representations, warranties of the parties hereto shall survive for eighteen (18) months following the applicable Closing Date (except for the provisions of Sections 3.2(b), 4.4, 4.5, 8 and 9, which shall remain in full force and effect) and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any party.

     9.8 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information (including, without limitation, information reasonably requested to confirm fulfillment of the respective party's conditions to closing), (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     9.9 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; and (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given.

     9.10 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including, without limitation, that certain Exchange Agreement dated as of May 10, 1999, which the parties agree, upon execution and delivery of this Agreement, shall be of no further force or effect) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.
          This Agreement may not be amended except by a written agreement executed by the parties hereto.

     9.11 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     9.12 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     9.13 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     9.14 GOVERNING LAW. This Agreement will be governed by the internal laws of the State of California without regard to the conflicts of laws principles of such state.

     9.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     9.16 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

10. WAIVER OF JURY TRIAL. THE COMPANY AND KENNILWORTH HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE COMPANY AND KENNILWORTH, AND THE COMPANY AND KENNILWORTH ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE COMPANY AND KENNILWORTH FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL,

     AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                                "KENNILWORTH"

                                                KENNILWORTH PARTNERS II LP

                                                By:  Kennilworth Advisors LLC,
                                                     General Partner

                                                /s/ Jeffrey Parket
                                                -------------------------------
                                                Jeffrey Parket, Managing Member


                                                "COMPANY"

                                                APPLIED MAGNETICS CORPORATION

                                                /s/ Craig D. Crisman
                                                -------------------------------
                                                Craig D. Crisman
                                                Chief Executive Officer

                                    SCHEDULE 3.2

               VOTING SECURITIES AND OUTSTANDING OPTIONS AND WARRANTS


          As of April 29, 1999:

               (1) 41,736,741 shares of the Company's common stock (the "Common Stock") were outstanding. Such number includes 309,406 shares of Common Stock which have been issued to JAFCO America Ventures, Inc., but for which no consideration has been received.

               (2) 5,000,000 shares of the Company's preferred stock were authorized and none of such shares were outstanding.

               (3) 6,199,947 shares of Common Stock were reserved for future issuance pursuant to the terms of the 7% Convertible Subordinated Debentures due 2006.

               (4) 6,445,345 shares of Common Stock were reserved for issuance pursuant to outstanding options or warrants issued under various benefit plans.

               (5) 276,750 shares of Common Stock were reserved for issuance pursuant to options and warrants relating to the Company's acquisition of DAS Devices, Inc., a Delaware corporation.

               (6) Warrants for 1,000,000 shares of Common Stock were issued and outstanding.

               (7) Options for 4,175,122 shares of Common Stock were issued and outstanding.

                                    Schedule 3.4

                                  REQUIRED CONSENTS

          1. Certain filings must be made with the Securities and Exchange Commission.

                                    Schedule 3.7

                                     BROKER FEES

                                        None.

                                     Schedule 3.8

                                   MATERIAL CHANGES

          The Company continues to experience financial difficulties, as described in the Company's Quarterly Report on Form 10-Q for the quarters ended April 3, 1999, and January 2, 1999, and the Company's press release dated April 22, 1999, which discusses the Company's financial results for the first six months and the second quarter of its current fiscal year.

                                    Schedule 3.9

                          PENDING AND THREATENED LITIGATION

          The Company is involved in litigation captioned APPLIED MAGNETICS CORPORATION VS. JAFCO AMERICA VENTURES, INC., Santa Barbara Superior Court, Case Number 229327. This action relates to breach of a contract pursuant to which JAFCO America Ventures, Inc., was to purchase securities from the Company.

          The Company has received correspondence dated June 10, and September 21, 1998, from attorneys representing the Lemelson Medical, Education & Research Foundation LP (the "Foundation") claiming that the Company has infringed Foundation patents. To date, the Company has not responded to the correspondence from the Foundation's lawyers. At this time it is not possible to estimate the potential liability, if any, of the Company to the Foundation or the extent to which any such liability may be offset by possible claims against others.

          The Company has also been named as a defendant in REULING VS. DAS DEVICES, INC., ET AL., an employment lawsuit filed in Santa Clara Superior Court, Case No. CV 779295. Wilson Sonsini Goodrich & Rosati, in Palo Alto, California, has been defending DAS and the other defendants (other than the Company). The Company was named as a defendant in a recently filed amended complaint. No decision has been made as to the law firm that will defend the Company is this lawsuit. We understand that to date an insurance carrier has paid defense costs.

          Comdisco, Inc. and Leasing Technologies International, Inc., companies that lease equipment, each filed a complaint against DAS Devices and the Company on June 4 and 14, 1999, respectively, in the California Superior Court for the County of Santa Clara. Venture Lending & Leasing, Inc. and Venture Lending & Leasing II, Inc., companies that finance equipment purchases, jointly filed a complaint against DAS Devices and us on June 8, 1999, in the California Superior Court for the County of Santa Clara. These complaints allege, among other things, that these companies leased equipment or made equipment financing available to DAS Devices, that DAS Devices breached its agreements with them by failing to make lease or loan payments and that we were required, and have failed, to assume those obligations. The companies seek to recover, among other things:

            - money damages, upon accelerating the obligations under the agreements, totaling $6,843,695 plus additional money damages for other losses to be proved;

            - interest; and

            - attorneys fees and costs of suit.

          Three of the companies also seek punitive damages.

          Two of the complaints also allege that the Company improperly transferred unique and proprietary magnetoresistive and giant magnetoresistive technologies from DAS Devices to the Company for inadequate consideration, and seek an order setting aside the transfer of those technologies and restraining the Company from using or transferring those technologies. One of the complaints also names Craig D. Crisman, John Foster and Peter T. Altavilla, executive officers of the Company, as defendants, alleging that they breached a duty to these companies to not use their control of DAS unfairly for the Company's and their benefit.

                                  Schedule 4.3

                                 REQUIRED CONSENTS

          Certain filings must be made with the Securities and Exchange Commission.